Exhibit 99.1

 KFORCE REPORTS THIRD QUARTER 2018 REVENUES OF $355.5 MILLION, EPS OF $0.64 PER SHARE
TECH FLEX IMPROVES TO 10.3% YEAR-OVER-YEAR GROWTH
BOARD OF DIRECTORS APPROVES INCREASE IN SHARE BUY-BACK AUTHORIZATION TO $100.0 MILLION
TAMPA, FL, October 31, 2018 — Kforce Inc. (Nasdaq: KFRC), a provider of professional staffing services and solutions, today announced results for the third quarter of 2018.
Financial Highlights
• Revenues for the quarter ended September 30, 2018 were $355.5 million compared to $341.1 million, an increase of 4.2%, and compared to $342.1 million1 adjusted revenues for the quarter ended September 30, 2017.
• Net income for the quarter ended September 30, 2018 was $16.2 million, or $0.64 per share, as compared to $10.1 million, or $0.40 per share, and adjusted net income of $11.5 million, or $0.45 per share2, for the quarter ended September 30, 2017. This is a year-over-year increase of 60.0%, or 42.2% as adjusted2.
• Quarterly year-over-year growth in Flex revenue for Tech was 10.3%, or 9.9% as adjusted1, while FA and GS experienced a decrease of 11.8%, or 12.2% as adjusted1, and 0.6%, respectively.
Management Commentary
David L. Dunkel, Chairman and CEO, commented, “During the third quarter, we experienced 10.3% year-over-year growth on a billing day basis in our largest business, Tech Flex, which represents an acceleration from second quarter levels. We also met our ongoing objective of providing greater levels of profitability as our business grows with operating margins in the third quarter of 6.4%. We remain on the path of reaching our next milestone of achieving an operating margin of at least 7.5% when quarterly revenues reach $400 million. The digital transformation is forcing organizations across all industries to increase their technology investments. We believe the secular drivers of technology will transcend traditional cyclical patterns as business models are transformed."

Mr. Dunkel continued, "Although KGS revenue was lower than anticipated in the third quarter, our management team has done a nice job building a strong pipeline of new business pursuits. During the third quarter and beginning of the fourth quarter, KGS was awarded business having an aggregate estimated contract value of $180.0 million, which is expected to be recognized over a period of 5 years and should begin to benefit KGS in the first quarter of 2019. I want to thank all of our clients, consultants and core employees for making our mutual success possible."
Joseph J. Liberatore, President, said, “We believe that the broad-based growth we are experiencing in Tech Flex is a result of the actions taken and investments made over the last couple of years to better segment our client portfolio and optimize the alignment and improve the productivity of our associates. We are pleased with our progress as the productivity of our revenue-generating associates improved approximately 11% on a year-over-year basis. Additionally, we are also focused on positioning our FA Flex business for future growth."
David M. Kelly, Chief Financial Officer, said, “Operating cash flows were $26.4 million in the third quarter, and $64.7 million year-to-date. Our operating margin of 6.4% continues to keep us on track towards achieving our stated profitability targets. We are also pleased to announce that our Board of Directors approved an increase in our share buy-back authorization to $100.0 million as well as a fourth quarter cash dividend of $0.18 per share, which will be payable on December 21, 2018 to shareholders of record as of the close of business on December 7, 2018. These actions are yet another indication of the confidence we have in our business going forward."
End Notes:
1 A non-GAAP financial measure, see Reconciliation of Revenue and Gross Profit in the Adjusted Financial Performance Measures section.
2 A non-GAAP financial measure, see Reconciliation of Tax Impact and Profitability in the Adjusted Financial Performance Measures section.

Guidance and Outlook
Looking forward to the fourth quarter of 2018, there will be 62 billing days, as compared to 63 billing days in the third quarter of 2018 and 61 billing days in fourth quarter of 2017. The revenue per billing day in the third quarter of 2018 was $5.6 million. Current estimates for the fourth quarter of 2018 are:
• Revenue of $349 million to $354 million
• Earnings per share of $0.56 to $0.58
• Gross profit margin of 28.8% to 29.0%
• Flex gross profit margin of 26.4% to 26.6%
• SG&A expense as a percent of revenue of 22.6% to 22.8%
• Operating margin of 5.6% to 5.8%
• Effective tax rate of 25.5%
Conference Call
On Wednesday, October 31, 2018, Kforce will host a conference call at 8:30 a.m. E.T. to discuss these results. The dial-in number is (877) 344-3890 and the conference passcode is Kforce. The prepared remarks for this call and webcast are available on the Investor Relations page of the Kforce Inc. website (http://investor.kforce.com/) in the Events & Presentations section.

The replay of the call will be available from 11:30 a.m. E.T., Wednesday, October 31, 2018 through November 7, 2018 by dialing (855) 859-2056, passcode 7099979.
About Kforce, Inc.
Kforce Inc. is a professional staffing services and solutions firm that specializes in the areas of Technology and Finance & Accounting. Each year, our network of over 50 offices and two national recruiting centers provide opportunities for 36,000 highly skilled professionals who work with over 4,000 clients, including 70% of the Fortune 100. At Kforce, our promise is to deliver great results through strategic partnership and knowledge sharing. For more information, please visit our Web site at http://www.kforce.com.
Michael R. Blackman, Chief Corporate Development Officer
(813) 552-2927
Cautionary Note Regarding Forward-Looking Statements
Certain of the above statements contained in this press release, including earnings projections, are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Factors that could cause actual results to differ materially include the following: business conditions, growth in temporary staffing and the general economy; competitive factors, risks due to shifts in the market demand; a reduction in the supply of candidates or the Firm's ability to attract such candidates; the success of the Firm in attracting and retaining revenue-generating talent; changes in the service mix; ability of the Firm to repurchase shares; the occurrence of unanticipated expenses; the effect of adverse weather conditions; changes in our effective tax rate; changes in government regulations, laws and policies that are adverse to our businesses; risk of contract performance, delays or termination or the failure to obtain awards, task orders or funding under contracts; changes in client demand and our ability to adapt to such changes; continued performance of and improvements to our enterprise information systems, and the risk factors listed from time to time in the Firm’s reports filed with the Securities and Exchange Commission, including the Firm’s Form 10-K for the fiscal year ending December 31, 2017, as well as assumptions regarding the foregoing. In particular, the Firm makes no assurances that the estimates of continuing operations will be achieved or that we will continue to increase our market share, successfully manage risks to our revenue stream, successfully put into place the people and processes that will create future success or further accelerate our revenue. The terms “should,” “believe,” “estimate,” “expect,” “intend,” “anticipate,” “foresee,” “plan” and similar expressions and variations thereof contained in this press release identify certain of such forward-looking statements, which speak only as of the date of this press release. As a result, such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Future events and actual results may differ materially from those indicated in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements and the Firm undertakes no obligation to update any forward-looking statements.

Kforce Inc.
Summary of Operations
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended
	Sept. 30, 2018	June 30, 2018	Sept. 30, 2017
Revenue by segment:
Technology	$251,079	$249,763	$229,281
Finance and accounting	75,505	79,772	85,225
Government solutions	28,868	29,089	26,547
Total Revenue	355,452	358,624	341,053
Direct costs	251,071	251,141	236,678
Gross profit	104,381	107,483	104,375
GP %	29.4%	30.0%	30.6%
Flex GP % (1)	26.7%	27.1%	27.8%
Selling, general and administrative expenses	79,771	82,448	81,921
Depreciation and amortization	1,947	1,937	2,110
Income from operations	22,663	23,098	20,344
Other expense, net	1,044	1,256	1,364
Income before income taxes	21,619	21,842	18,980
Income tax expense	5,442	5,570	8,881
Net income	$16,177	$16,272	$10,099

Earnings per share - diluted	$0.64	$0.65	$0.40

Weighted average shares outstanding - diluted	25,366	25,178	25,535
Adjusted EBITDA	$26,733	$27,428	$24,238

Billing days	63	64	63

(1) Beginning in Q1 2018, Flex GP% excludes GS Product; prior quarters have been adjusted to align with this presentation.

Kforce Inc.
Consolidated Balance Sheets
(In Thousands)
(Unaudited)

	September 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$466	$379
Trade receivables, net of allowances	237,613	225,865
Income tax refund receivable	305	7,116
Prepaid expenses and other current assets	13,620	12,085
Total current assets	252,004	245,445
Fixed assets, net	37,011	39,680
Other assets, net	41,565	38,598
Deferred tax assets, net	12,066	11,316
Intangible assets, net	3,038	3,297
Goodwill	45,968	45,968
Total assets	$391,652	$384,304
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$37,766	$34,873
Accrued payroll costs	48,863	46,886
Other current liabilities	1,766	1,960
Income taxes payable	6,445	—
Total current liabilities	94,840	83,719
Long-term debt – credit facility	79,300	116,523
Long-term debt – other	1,752	2,597
Other long-term liabilities	51,813	47,188
Total liabilities	227,705	250,027
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	716	715
Additional paid-in capital	444,762	437,394
Accumulated other comprehensive income	907	100
Retained earnings	225,658	195,143
Treasury stock, at cost	(508,096)	(499,075)
Total stockholders’ equity	163,947	134,277
Total liabilities and stockholders’ equity	$391,652	$384,304

Kforce Inc.
Key Statistics
(Unaudited)

	Q3 2018	Q2 2018	Q3 2017
Total Firm
Total Revenue (000’s)	$355,452	$358,624	$341,053
GP %	29.4%	30.0%	30.6%
Flex revenue (000’s) (1)	$339,937	$342,105	$326,335
Flex GP % (1)	26.7%	27.1%	27.8%
Direct Hire revenue (000’s)	$10,482	$12,536	$12,149
Placements	721	847	881
Average fee	$14,525	$14,802	$13,784
Product revenue (000's)	$5,033	$3,983	$2,569
Billing days	63	64	63
Technology
Flex revenue (000’s)	$247,154	$244,509	$224,148
Hours (000’s)	3,319	3,294	3,299
Flex GP %	26.5%	27.2%	27.0%
Direct Hire revenue (000’s)	$3,925	$5,254	$5,133
Placements	234	282	303
Average fee	$16,742	$18,635	$16,917
Finance and Accounting
Flex revenue (000’s)	$68,948	$72,490	$78,209
Hours (000’s)	1,942	2,076	2,347
Flex GP %	29.0%	29.1%	29.0%
Direct Hire revenue (000’s)	$6,557	$7,282	$7,016
Placements	487	565	578
Average fee	$13,458	$12,889	$12,139
Government Solutions
Total Revenue (000's)	$28,868	$29,089	$26,547
GP %	28.9%	25.0%	34.3%
Flex revenue (000’s) (1)	$23,835	$25,106	$23,978
Flex GP% (1)	21.6%	19.8%	31.4%
Product revenue (000's)	$5,033	$3,983	$2,569
Product GP %	63.5%	57.2%	61.5%
(1) Beginning in Q1 2018, Flex revenue and Flex GP% exclude GS Product; prior quarters have been adjusted to align with this presentation.

Kforce Inc.
Revenue Growth Rates
(Per Billing Day)
(Unaudited)

	Year-Over-Year Revenue Growth Rates
	(Per Billing Day)
	Q3 2018	Q2 2018	Q1 2018	Q4 2017	Q3 2017
Billing days	63	64	64	61	63
Tech Flex	10.3%	9.8%	6.7%	5.4%	3.3%
FA Flex	(11.8)%	(9.4)%	(7.9)%	0.3%	4.1%
GS Flex (1)	(0.6)%	18.2%	24.5%	27.9%	12.7%
Total Flex (1)	4.2%	5.6%	4.2%	5.5%	4.2%
Total Firm	4.2%	5.4%	3.7%	5.1%	3.0%
(1) Beginning in Q1 2018, Flex revenue excludes GS Product; prior quarters have been adjusted to align with this presentation.
Kforce Inc.
Non-GAAP Financial Measures
(In Thousands, Except Per Share Amounts)
(Unaudited)

The following non-GAAP financial measures presented may not provide information that is directly comparable to that provided by other companies, as other companies may calculate such financial results differently. The Company’s non-GAAP financial measures are not measurements of financial performance under GAAP and should not be considered as alternatives to amounts presented in accordance with GAAP. The Company views these non-GAAP financial measures as supplemental and they are not intended to be a substitute for, or superior to, the information provided by GAAP financial results. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below.
Free Cash Flow
“Free Cash Flow”, a non-GAAP financial measure, is defined by Kforce as net cash provided by operating activities determined in accordance with GAAP, less capital expenditures. Management believes this provides an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows and is useful information to investors as it provides a measure of the amount of cash generated from the business that can be used for strategic opportunities including investing in our business, making acquisitions, repurchasing common stock or paying dividends. Free Cash Flow has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures. Therefore, we believe it is important to view Free Cash Flow as a complement to our financial statements.

	Nine Months Ended September 30,
	2018	2017
Net income	$41,624	$27,145
Non-cash provisions and other	15,321	15,542
Changes in operating assets/liabilities	7,730	(37,038)
Net cash provided by operating activities	64,675	5,649
Capital expenditures	(4,005)	(5,424)
Free cash flow	60,670	225
Proceeds from the sale of Global's assets	1,000	1,000
Change in debt	(37,223)	14,553
Repurchases of common stock	(12,465)	(4,226)
Cash dividends	(10,404)	(9,125)
Other	(1,491)	(3,206)
Change in cash and cash equivalents	$87	$(779)

Adjusted EBITDA
“Adjusted EBITDA”, a non-GAAP financial measure, is defined by Kforce as net income before depreciation and amortization, stock-based compensation expense, interest expense, net and income tax expense. Adjusted EBITDA should not be considered a measure of financial performance under GAAP. Items excluded from Adjusted EBITDA are significant components in understanding and assessing our past and future financial performance, and this presentation should not be construed as an inference by us that our future results will be unaffected by those items excluded from Adjusted EBITDA. Adjusted EBITDA is a key measure used by management to assess our operations including our ability to generate cash flows and our ability to repay our debt obligations. Management believes it is useful information to investors as it provides a good metric of our core profitability in comparing our performance to our competitors, as well as our performance over different time periods. The measure should not be considered in isolation or as an alternative to net income, cash flows or other financial statement information presented in the consolidated financial statements as indicators of financial performance or liquidity. The measure is not determined in accordance with GAAP and is susceptible to varying calculations, and as presented, may not be comparable to similarly titled measures of other companies.

	Three Months Ended,
	Sept. 30, 2018	June 30, 2018	Sept. 30, 2017
Net income	$16,177	$16,272	$10,099
Depreciation and amortization	2,074	2,057	2,165
Stock-based compensation expense	2,006	2,292	1,798
Interest expense, net	1,034	1,237	1,295
Income tax expense	5,442	5,570	8,881
Adjusted EBITDA	$26,733	$27,428	$24,238

Adjusted Financial Performance Measures
The "Adjusted Financial Performance Measures" present non-GAAP financial information and should not be considered a measure of financial performance under generally accepted accounting principles. These measures are presented as an alternative method for assessing the Company’s operating results by adjusting for the impact of certain non-recurring, infrequent or unusual items in a manner that is focused on the performance of our underlying operations. Each of these measures are intended to provide greater consistency, comparability and clarity of our results. Management uses this non-GAAP financial information to assess the Company's core operating results and consequently, management believes it is similarly useful information to investors. During the three and nine months ended September 30, 2018, the Firm did not have any non-GAAP adjustments.

	Three Months Ended September 30, 2017
	Reported (GAAP)	Adjustments (1)	Adjusted (Non-GAAP)
Reconciliation of Revenue and Gross Profit:
Revenue (2)	$341,053	$1,000	$342,053
Gross profit	$104,375	$713	$105,088
GP %	30.6%	0.1%	30.7%
Flex GP % (3) (4)	27.8%	0.2%	28.0%

Reconciliation of SG&A and Operating Margin:
Selling, general & administrative expenses (5)	$81,921	$1,156	$83,077
SG&A as a percentage of revenue	24.0%	0.3%	24.3%
Income from operations	$20,344	$(443)	$19,901
Operating margin	6.0%	(0.2)%	5.8%

Reconciliation of Tax Impact and Profitability:
Income before income taxes	$18,980	$(443)	$18,537
Income tax expense (6)	$8,881	$(1,840)	$7,041
Effective tax rate	46.8%	(8.8)%	38.0%
Net income	$10,099	$1,397	$11,496
Earnings per share - diluted	$0.40	$0.05	$0.45
(1) Adjustments include the impact from Hurricanes Harvey and Irma, charges for role eliminations related to refining how we support and service our largest strategic clients and a gain on sale of the assets of Kforce Global Solutions, Inc. (a wholly-owned subsidiary located in Manila, Philippines, "Global").
(2) The $1.0 million revenue adjustment related to $0.65 million for Tech Flex and $0.35 million for FA Flex. Revenue growth rates per billing day were 3.3% for Tech Flex, 4.1% for FA Flex and 3.0% for Total Firm. Adjusted revenue growth rates per billing day were 3.6% for Tech Flex, 4.6% for FA Flex and 3.3% for Total Firm.
(3) Tech Flex GP% was 27.0% and FA Flex GP% was 29.0%. Adjusted Tech Flex GP% was 27.1% and Adjusted FA Flex GP% was 29.2%.
(4) Beginning in Q1 2018, Flex revenue and Flex GP% exclude GS Product; prior quarters have been adjusted to align with this presentation.
(5) The $1.2 million adjustment was related to a $1.0 million disaster relief contribution and $1.1 million in charges for the aforementioned role eliminations, offset by a $3.3 million gain on sale of Global's assets.
(6) Adjustments to income tax expense include (i) a $1.6 million valuation allowance placed on our foreign tax credit deferred tax asset that we expect may not be realizable as a result of the sale of Global's assets and (ii) a net income tax benefit of $0.2 million related to the income before income taxes adjustments described within this table, which was calculated using the quarterly effective tax rate, of 38.0%.